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                                                                    EXHIBIT 99.1



                      FIRST UNION STUDENT LOAN TRUST 1997-1
                            OFFICER'S CERTIFICATE OF
                                THE ADMINISTRATOR




The First National Bank of Chicago        Banker's Trust Company
One First National Plaza, Suite 0126      Four Albany Street
Chicago, IL  60670                        New York, New York  10006
Attn: Corporate Trust Administration      Attn: Corporate Trust & Agency Group
Fax      (312) 407-1708                   Fax      (212) 250-6439

First Union National Bank
100 Fidelity Plaza
North Brunswick, New Jersey 08905
Attn: Robert A. Dressel
Fax      (908) 828-4015


Pursuant to Section 3.09 of the Master Servicing Agreement (the "Master Servicing Agreement"), dated as of July 1, 1997, among First Union Student Loan Trust 1997-1, as issuer (the "Issuer"), First Union National Bank, as master servicer (the "Master Servicer") and administrator (the "Administrator"), and The First National Bank of Chicago, as eligible lender trustee, the undersigned officer hereby certifies that (i) a review of the activities of the Administrator from the Closing Date (as defined in the Master Serving Agreement) through December 31, 1997, and of its performance under the Master Servicing Agreement and the Administration Agreement, dated as of July 1, 1997 (the "Administration Agreement"), among the Issuer, the Administrator and Bankers Trust Company, as indenture trustee, has been made under the supervision of the undersigned officer, and (ii) to the best knowledge of the undersigned officer based on such review, the Administrator has fulfilled all of its obligations under the Master Serving Agreement and the Administration Agreement through such period.


                                               FIRST UNION NATIONAL BANK, as
                                               Administrator


                                               By: /s/  Steven R. Johnson
                                                   ------------------------
Date: April 29, 1998                           Name:  Steven R. Johnson
                                               Title:   Vice President